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                                                                    EXHIBIT 10.1

                                  QUOVADX, INC.

                                 1997 STOCK PLAN

      AS AMENDED AND RESTATED BY THE BOARD EFFECTIVE FEBRUARY 10, 2000,
            AS AMENDED BY THE BOARD EFFECTIVE NOVEMBER 19, 2001,
 AS AMENDED AND RESTATED BY THE COMPENSATION COMMITTEE EFFECTIVE APRIL 23, 2004,
                                         AND
            AS APPROVED BY STOCKHOLDERS EFFECTIVE DECEMBER 10, 2004

      1.    Purposes of the Plan. The purposes of this Plan are:

            - to attract and retain the best available personnel for positions of substantial responsibility,

            - to provide additional incentive to Employees, Directors and Consultants, and

            -     to promote the success of the Company's business.

            The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Purchase Rights, Stock Appreciation Rights, Performance Shares and Performance Units.

            2. Definitions. As used herein, the following definitions shall apply:

            (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan in accordance with Section 4 hereof.

            (b) "Applicable Laws" means the requirements relating to the administration of equity based awards under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

            (c) "Award" means, individually or collectively, a grant under the Plan of Options, SARs, Stock Purchase Rights, Performance Units or Performance Shares.

            (d) "Award Agreement" means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan and shall include an Option Agreement. The Award Agreement is subject to the terms and conditions of the Plan.

            (e) "Board" means the Board of Directors of the Company.

            (f) "Cash Position" means as to any Performance Period, the Company's level of cash and cash equivalents.

            (g) "Code" means the Internal Revenue Code of 1986, as amended.

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            (h) "Committee" means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with
Section 4 of the Plan.

            (i) "Common Stock" means the common stock of the Company.

            (j) "Company" means Quovadx, Inc., a Delaware corporation.

            (k) "Consultant" means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity.

            (l) "Director" means a member of the Board.

            (m) "Disability" means total and permanent disability as defined in
Section 22(e)(3) of the Code.

            (n) "Earnings Per Share" means as to any Performance Period, the Company's or a business unit's Net Income, divided by a weighted average number of Common Stock outstanding and dilutive common equivalent Shares deemed outstanding.

            (o) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

            (p) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            (q) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                  (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the day of grant, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                  (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination; or

                  (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

            (r) "Fiscal Year" means the fiscal year of the Company.

            (s) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

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            (t) "Net Income" means as to any Performance Period, the Company's or a business unit's income after taxes.

            (u) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

            (v) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

            (w) "Operating Cash Flow" means as to any Performance Period, the Company's or a business unit's sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses.

            (x) "Operating Income" means as to any Performance Period, the Company's or a business unit's income from operations but excluding any unusual items.

            (y) "Option" means a stock option granted pursuant to the Plan.

            (z) "Option Agreement" means a written or electronic agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

            (aa) "Option Exchange Program" means a program whereby outstanding Options are exchanged for Options with a lower exercise price.

            (bb) "Optioned Stock" means the Common Stock subject to an Award.

            (cc) "Optionee" means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

            (dd) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

            (ee) "Participant" means the holder of an outstanding Award, which shall include an Optionee.

            (ff) "Performance Goals" means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Cash Position, (b) Earnings Per Share, (c) Net Income, (d) Operating Cash Flow, (e) Operating Income, (f) Return on Assets, (g) Return on Equity, (h) Return on Sales, (i) Revenue, and (j) Total Stockholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Plan Administrator shall determine whether any significant element(s) shall be included in or

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excluded from the calculation of any Performance Goal with respect to any
Participant. For example (but not by way of limitation), the Administrator may determine that the measures for one or more Performance Goals shall be based upon the Company's pro-forma results and/or results in accordance with generally accepted accounting principles.

            (gg) "Performance Period means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

            (a) "Performance Share" means an Award granted to a Participant pursuant to Section 9.

            (hh) "Performance Unit" means an Award granted to a Participant pursuant to Section 9.

            (ii) "Plan" means this 1997 Stock Plan, as amended and restated.

            (jj) "Restricted Stock" means shares of Common Stock acquired pursuant to the early exercise of an Option or pursuant to a grant of a Stock Purchase Right under Section 7.

            (kk) "Return on Assets means as to any Performance Period, the percentage equal to the Company's or a business unit's Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets.

            (ll) "Return on Equity" means as to any Performance Period, the percentage equal to the Company's Net Income divided by average stockholder's equity.

            (mm) "Return on Sales" means as to any Performance Period, the percentage equal to the Company's or a business unit's Operating Income before incentive compensation, divided by the Company's or the business unit's, as applicable, revenue.

            (nn) "Revenue" means as to any Performance Period, the Company's or business unit's net sales.

            (oo) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

            (pp) "Section 16(b) " means Section 16(b) of the Exchange Act.

            (qq) "Service Provider" means an Employee, Director or Consultant.

            (rr) "Share" means a share of the Common Stock, as adjusted in accordance with Section 12 below.

            (ss) "Stock Appreciation Right" or "SAR" means an Award, granted alone or in connection with an Option, that pursuant to Section 8 is designated as an SAR.

            (tt) "Stock Purchase Right" means a right to purchase Common Stock pursuant to Section 7.

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            (uu) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

            (vv) "Total Stockholder Return" means as to any Performance Period, the total return (change in Share price plus reinvestment of any dividends) of a Share.

            3.    Stock Subject to the Plan.

            (a) Number of Shares. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be subject to Awards and issued under the Plan is 2,200,000 Shares, plus an annual increase to be added on January 1 of each year, beginning in 2001, equal to the lesser of (i) 1,224,000 shares, (ii), 5% of the outstanding shares on such date or (iii) a lesser amount determined by the Board. The Shares may be authorized but unissued, or reacquired Common Stock. Shares will not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Upon payment in Shares pursuant to the exercise of an SAR, the number of Shares available for issuance under the Plan will be reduced only by the number of Shares actually issued in such payment. If the exercise price of an Award is paid by tender to the Company, or attestation to the ownership, of Shares owned by the Participant, the number of Shares available for issuance under the Plan will be reduced by the gross number of Shares for which the Award is exercised.

            (b) Share Usage.

                  (i) If an Award expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, upon exercise of an Award, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares of Restricted Stock are repurchased by the Company, such Shares shall become available for future grant under the Plan.

                  (ii) Notwithstanding the foregoing and, subject to adjustment provided in Section 12, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under subsection (i) above.

      4.    Administration of the Plan.

            (a) Procedure.

                  (i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

                  (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a

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Committee of two or more "outside directors" within the meaning of Section
162(m) of the Code.

                  (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

                  (iv) Other Administration. Other than as provided above, the Plan shall be administered by the (A) Board or (B) a Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws.

            (b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

                  (i) to determine the Fair Market Value;

                  (ii) to select the Service Providers to whom Awards may from time to time be granted hereunder;

                  (iii) to determine the number of Shares to be covered by each such Award granted hereunder;

                  (iv) to approve forms of agreement for use under the Plan;

                  (v) to determine the terms and conditions, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

                  (vi) to determine whether and under what circumstances an Option may be settled in cash under subsection 6(e) instead of Common Stock;

                  (vii) to reduce the exercise price of any Award to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Award has declined since the date the Award was granted;

                  (viii) to initiate an Option Exchange Program;

                  (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

                  (x) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award

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that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Participants to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and

                  (xi) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan.

            (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Participants.

      5. Eligibility. Nonstatutory Stock Options, Stock Purchase Rights, Stock Appreciation Rights, Performance Shares, and Performance Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

      6. Stock Options.

            (a) Limitations.

                  (i) Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

                  (ii) The following limitations shall apply to grants of Options and Stock Appreciation Rights:

                        (A) No Service Provider shall be granted, in any Fiscal Year of the Company, Options or SARs to purchase more than 1,500,000 Shares.

                        (B) In connection with his or her initial service, a Service Provider may be granted Options or SARs to purchase up to an additional 1,500,000 Shares which shall not count against the limit set forth in subsection
(A) above.

                        (C) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 12.

                        (D) If an Option is cancelled in the same Fiscal Year of the Company in which it was granted (other than in connection with a transaction described in Section 12), the cancelled Option will be counted against the limits set forth in subsections (A) and (B) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

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            (b) Term of Option. The term of each Option shall be stated in the
Option Agreement; provided, however, that the term shall be no more than ten
(10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

            (c) Option Exercise Price and Consideration.

                  (i) The per Share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

                        (A) In the case of an Incentive Stock Option

                              a) granted to an Employee who, at the time of
grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                              b) granted to any other Employee, the per Share
exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                        (B) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                        (C) Notwithstanding the foregoing, Incentive Stock Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

                  (ii) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of (1) cash,
(2) check, (3) promissory note, (4) other Shares which (x) in the case of Shares acquired from the Company, have been owned by the Participant and not subject to a substantial risk of forfeiture for more than six months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (6) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

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            (d) Exercise of Option.

                  (i) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share.

                  An Option shall be deemed exercised when the Company receives:
(i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

                  Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                  (ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant's death or Disability, such Participant may exercise his or her Option within such period of time as is specified in the Option Agreement (of at least thirty (30) days) to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Participant's termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                  (iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant's Disability, the Participant may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Participant's termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time

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specified herein, the Option shall terminate, and the Shares covered by such
Option shall revert to the Plan.

                  (iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement), by the Participant's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Participant's termination. If, at the time of death, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Participant's estate or, if none, by the person(s) entitled to exercise the Option under the Participant's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

            (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.

      7. Stock Purchase Rights.

            (a) Grant of Stock Purchase Rights. The Administrator, in its sole discretion, will determine the number of Shares to be granted to each Participant under Stock Purchase Rights, provided that during any Fiscal Year, no Participant will receive more than an aggregate of 500,000 Shares subject to Stock Purchase Rights. Notwithstanding the foregoing limitation, in connection with a Participant's initial service as an Employee, an Employee may be granted an aggregate of up to an additional 500,000 Shares subject to Stock Purchase Rights.

            (b) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of an Award Agreement, of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer. The offer shall be accepted by execution of an Award Agreement in the form determined by the Administrator.

            (c) Repurchase Option. Unless the Administrator determines otherwise, the Award Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or disability). Unless the Administrator provides otherwise, the purchase price for Shares repurchased pursuant to the Award Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine.

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            (d) Other Provisions. The Award Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

                  (i) General Restrictions. The Administrator may set restrictions based upon the achievement of specific performance objectives (Company-wide, divisional, or individual), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

                  (ii) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Stock Purchase Rights as "performance-based compensation" under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the latest date permissible to enable the Stock Purchase Rights to qualify as "performance-based compensation" under Section 162(m) of the Code. In granting Stock Purchase Rights which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Stock Purchase Rights under Section 162(m) of the Code (e.g., in determining the Performance Goals).

            (e) Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have rights equivalent to those of a shareholder and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 12 of the Plan.

      8. Stock Appreciation Rights.

            (a) Grant of SARs. Subject to the terms and conditions of the Plan, an SAR may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

            (b) Number of Shares. Subject to Section 6(a)(ii), the Administrator will have complete discretion to determine the number of SARs granted to any Service Provider.

            (c) Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of SARs granted under the Plan. (d) SAR Agreement. Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

            (e) Expiration of SARs. An SAR granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of
Section 6(d) also will apply to SARs.

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            (f) Payment of SAR Amount. Upon exercise of an SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

                  (i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

                  (ii) The number of Shares with respect to which the SAR is exercised.

               At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

      9. Performance Units and Performance Shares.

            (a) Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant, provided that during any Fiscal Year, (a) no Participant will receive Performance Units having an initial value greater than $1,000,000 and (b) no Participant will receive more than 500,000 Performance Shares. Notwithstanding the foregoing limitation, in connection with a Participant's initial service as an Employee, an Employee may be granted up to an additional 500,000 Performance Shares.

            (b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

            (c) Performance Objectives and Other Terms. The Administrator will set performance objectives (including, without limitation, continued service) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Participants. The time period during which the performance objectives must be met will be called the "Performance Period." Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

                  (i) General Performance Objectives. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

                  (ii) Section 162(m) Performance Objectives. For purposes of qualifying grants of Performance Units/Shares as "performance-based compensation" under Section 162(m) of the Code, the Administrator, in its discretion, may determine that the performance objectives applicable to Performance Units/Shares will be based on the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the latest date permissible to enable the Performance Units/Shares to qualify as

"performance-based compensation" under Section 162(m) of the Code. In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Units/Shares under Section 162(m) of the Code (e.g., in determining the Performance Goals).

            (d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

            (e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

            (f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

      10. Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

      11. Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

      12. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

            (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, the number of Shares that may be added annually to the Plan pursuant to
Section 3(a), the number of shares of Common Stock as well as the price per share of Common Stock covered by each such outstanding Award, and the numerical Share limits in Sections 3, 6(a), 7(a), 8(b), and 9(a), shall be proportionately adjusted for any change in, or increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, spin-off, combination or reclassification of the Common Stock, or any other change in, or increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

            (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award until fifteen (15) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Restricted Stock shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

            (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Award shall be assumed or an equivalent award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Participant shall fully vest in and have the right to exercise his or her Option, Stock Purchase Right, or Stock Appreciation Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable, and all restrictions on Restricted Stock and all performance goals or other vesting criteria with respect to Performance Shares and Performance Units will be as determined by the Board. In addition, if an Option, Stock Purchase Right, or Stock Appreciation Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Participant in writing or electronically that the Option, Stock Purchase Right, or Stock Appreciation Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option, Stock Purchase Right, or Stock Appreciation Right shall terminate upon the expiration of such period. For the purposes of this paragraph, an Award shall be considered assumed if, following the merger or sale of assets, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or sale of assets (and in the case of Performance Units, for each implied share determined by dividing the value of the Performance Unit by the per

Share consideration received by holders of Common Stock in the merger or asset sale), an amount of consideration (whether stock, cash, or other securities or property) equal to the fair market value of the consideration received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, Stock Purchase Right, or Stock Appreciation Right, or upon the payout of a Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Performance Units, the number of implied shares determined by dividing the value of the Performance Units by the per Share consideration received by holders of Common Stock in the merger or asset sale), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per Share consideration received by holders of Common Stock in the merger or sale of assets.

            Notwithstanding anything in this Section 12(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant's consent; provided, however, a modification to such performance goals only to reflect the successor corporation's post-merger or post-asset sale corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

      13. No Effect on Employment or Service. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Participant's right or the Company's right to terminate such relationship at any time, with or without cause.

      14. Date of Grant. The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Service Provider to whom an Award is so granted within a reasonable time after the date of such grant.

      15. Term of Plan. Subject to Section 19 of the Plan, the Plan shall become effective upon its original adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 16 of the Plan.

      16. Amendment and Termination of the Plan.

            (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

            (b) Shareholder Approval. The Board shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

            (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination. 17. Conditions Upon Issuance of Shares.

            (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

            (b) Investment Representations. As a condition to the exercise of an Award, the Administrator may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

            (c) Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

      18. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

      19. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under Applicable Laws.

                                    EXHIBIT A

                                 1997 STOCK PLAN

                                 EXERCISE NOTICE

QUOVADX, INC.
6400 S. Fiddlers Green Circle
Suite 1000
Englewood, CO 80111
Attention: Human Resources

      1. Exercise of Option. Effective as of today, ___________, 20 ___, the undersigned ("Optionee") hereby elects to exercise Optionee's option to purchase _________ shares of the Common Stock (the "Shares") of QUOVADX, INC. (the "Company") at a price per share of $ ______ for a total purchase price of $ _____________ , under and pursuant to the 1997 Stock Plan (the "Plan") and the Option Agreement dated ________________ (the "Option Agreement").

      2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price of the Shares, as set forth in the Option Agreement.

      3. Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

      4. Rights as Shareholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares shall be issued to the Optionee as soon as practicable after the Option is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in Section 12 of the Plan.

      5. Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

      6. Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

      7. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

      8. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or by the Company forthwith to the Administrator which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all parties.

      9. Governing Law; Severability. This Agreement is governed by the internal substantive laws but not the choice of law rules, of Colorado.

      10. Entire Agreement. The Plan and Option Agreement are incorporated herein by reference. This Exercise Notice, the Plan, and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee.

Submitted by:                           Accepted by:

OPTIONEE:                               QUOVADX, INC.

_____________________________           ___________________________
Signature                               By

_____________________________           ___________________________
Print Name                              Its:

Address:                                Address:

_____________________________           6400 South Fiddler's Green Circle
                                        Suite 1000
                                        Englewood, CO 80111
_____________________________
                                        Date Received

                                        _____________________________

                                  ATTACHMENT 1
                                       TO
            NOTICE OF GRANT OF STOCK OPTIONS FROM THE 1997 STOCK PLAN
                              AND OPTION AGREEMENT

I. NOTICE

      Vesting Schedule:

      This Option shall be exercisable, in whole or in part, according to the following vesting schedule:

      25% of the Shares subject to the Option shall vest twelve months after the effective date of grant (the Vesting Commencement Date), and 1/48 of the Shares subject to the Option shall vest each month thereafter on the same day of the month as the Vesting Commencement Date, subject to Optionee's continuing to be a Service Provider on such vest dates. The Option shall become fully exercisable upon a change of control of the Company. Unless the Administrator provides otherwise, vesting of the Option granted hereunder shall be tolled during any unpaid leave of absence.

      "Change of Control" shall mean the occurrence of any of the following events: (i) Any "person" (as such term is used in Sections 13(d) and 14(d)of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or (ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company's assets; or (iii) The consummation of a merger or consolidation of the Company, with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company, or such surviving entity or its parent outstanding immediately after such merger or consolidation, or (iv) A change in the composition of the Board, as a result of which fewer than a majority of the Directors are Incumbent Directors. "Incumbent Directors" shall mean Directors who either (A) are Directors of the Company, as applicable, as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those Directors whose election or nomination was not in connection with any transaction described in subsections
(i), (ii) or (iii) or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

      Termination Period:

      Vested Options shall be exercisable for three months after Optionee ceases to be a Service Provider. Upon Optionee's death or disability, vested Options may be exercised for one year after Optionee ceases to be a Service Provider. In no event may Optionee exercise this Option after the Term/Expiration Date as provided above.

II. AGREEMENT

      1. Grant of Option. The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant (the "Optionee"), an option (the "Option") to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the "Exercise Price"), and subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 15(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail.

      If designated in the Notice of Grant as an Incentive Stock Option ("ISO"), this Option is intended to qualify as an Incentive Stock Option as defined in
Section 422 of the Code. Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), this Option shall be treated as a Nonstatutory Stock Option ("NSO").

      2. Exercise of Option.

            (a) Right to Exercise. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and under the applicable provisions of the Plan and this Option Agreement.

            (b) Method of Exercise. This Option shall be exercisable by delivery of a written or electronic notice of exercise, substantially in the form attached as Exhibit A (the Exercise Notice), which shall state the election to exercise, the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all exercised Shares. This Option, or portion of this Option, shall be deemed to be exercised upon receipt by the Company of such notice of exercise accompanied by the aggregate Exercise Price.

            No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

      3. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

            (a) cash or check;

            (b) consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or

            (c) surrender of other Shares which, (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the exercised Shares.

      4. Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the shareholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any Applicable Law.

      5. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

      6. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

      7. Tax Consequences. Set forth below is a brief summary as of the date of this Option of some of the federal tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

            (a) Exercise of ISO. If this Option qualifies as an ISO, there will be no regular federal income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Optionee to the alternative minimum tax in the year of exercise.

            (b) Exercise of Nonstatutory Stock Option. There may be a regular federal income tax liability upon the exercise of a Nonstatutory Stock Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If Optionee is an Employee or a former Employee, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

            (c) Disposition of Shares. In the case of an NSO, if Shares are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. In the case of an ISO, if Shares transferred pursuant to the Option are held for at least one year after exercise and of at least two years after the Date of Grant, any gain realized on disposition of the Shares will also be treated as long-term capital gain for federal income tax purposes. If Shares purchased under an ISO are disposed of within one year after exercise or two years after the Date of Grant, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the difference between the Exercise Price and the lesser of (1) the Fair Market Value of the Shares on the date of exercise, or (2) the sale price of the Shares. Any additional gain will be taxed as capital gain, short-term or long-term depending on the period that the ISO Shares were held.

            (d) Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Date of Grant, or (2) the date one year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition. Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee.

      8. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws but not the choice of law rules of Colorado.

      9. No Guarantee of Continued Service. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

      By Optionee's signature and the signature of the Company's representative above, Optionee and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated above.

                                  QUOVADX, INC.

                                 1997 STOCK PLAN

                     NOTICE OF GRANT OF STOCK PURCHASE RIGHT

      Unless otherwise defined herein, the terms defined in the 1997 Stock Plan will have the same defined meanings in this Notice of Grant.

      NAME:

      ADDRESS:

      You have been granted the right to purchase Common Stock of the Company, subject to the Company's Reacquisition Right (as described in the attached Restricted Stock Agreement), as follows:

      Grant Number                      _________________________

      Date of Grant                     _________________________

      Price Per Share                   $ 0.01

      Total Number of Shares Subject
      to Stock Purchase Right           _________________________

      Expiration Date:                  _________________________

      YOU MUST PURCHASE THE SHARES BEFORE THE EXPIRATION DATE OR THE STOCK PURCHASE RIGHT WILL TERMINATE AND YOU WILL HAVE NO FURTHER RIGHT TO PURCHASE THE SHARES. By your signature and the signature of the Company's representative below, you and the Company agree that this Stock Purchase Right is granted under and governed by the terms and conditions of the 1997 Stock Plan and the Restricted Stock Agreement, attached hereto as Exhibit A-1, both of which are made a part of this document. You further agree to execute the attached Restricted Stock Agreement as a condition to purchasing any Shares under this Stock Purchase Right.

GRANTEE:                                QUOVADX

_____________________________           _____________________________
Signature                               By

_____________________________           _____________________________
Print Name                              Title

                                   EXHIBIT A-1

                                  QUOVADX, INC.

                                 1997 STOCK PLAN

                           RESTRICTED STOCK AGREEMENT

      Unless otherwise defined herein, the terms defined in the 1997 Stock Plan (the "Plan") will have the same defined meanings in this Restricted Stock Agreement.

      WHEREAS, the individual named in the Notice of Grant, (the "Purchaser") is a Service Provider, and the Purchaser's continued participation in the affairs of the Company is considered by the Company to be important for the Company's continued growth; and

      WHEREAS in order to give the Purchaser an opportunity to acquire an equity interest in the Company as an incentive for the Purchaser to continue to participate in the affairs of the Company, the Administrator has granted to the Purchaser a Stock Purchase Right subject to the terms and conditions of the Plan and the Notice of Grant, which are incorporated herein by reference, and pursuant to this Restricted Stock Agreement (the "Agreement").

      NOW THEREFORE, the parties agree as follows:

      1. Sale of Stock. The Company hereby agrees to sell to the Purchaser and the Purchaser hereby agrees to purchase the number of shares of the Company's Common Stock (the "Restricted Stock"), at the per Share purchase price and as otherwise described in the Notice of Grant. 2. Payment of Purchase Price. The purchase price for the Restricted Stock may be paid by delivery to the Company at the time of execution of this Agreement of cash, a check, or some combination thereof.

      3. Reacquisition Right.

            (a) In the event the Purchaser ceases to be a Service Provider for any or no reason (including death or Disability) before all of the Shares of Restricted Stock are released from the Company's Reacquisition Right (see
Section 4), all such Shares will thereupon be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company (the "Reacquisition Right"). The Purchaser will not be entitled to a refund of the price paid for any Shares of Restricted Stock returned to the Company pursuant to this Section 3. Upon such termination, the Company will become the legal and beneficial owner of the Shares of Restricted Stock being forfeited and reacquired by the Company and all rights and interests therein or relating thereto, and the Company will have the right to retain and transfer to its own name the number of Shares of Restricted Stock being reacquired by the Company.

      4. Release of Shares From Reacquisition Right.

            (a) Vesting Schedule. 25% of the Shares will vest after each successive three-month period following the Date of Grant, such that 100% of the Shares will be fully vested on the one-year anniversary of the Date of Grant, provided that the Purchaser continues to be a Director through each such date.
(b) Any of the Shares that have not yet been released from the Reacquisition Right are referred to herein as "Unreleased Shares." 5. Restriction on Transfer. Except for the escrow described in Section 6 or the transfer of the Shares to the Company contemplated by this Agreement, none of the Shares or any beneficial interest therein will be transferred, encumbered or otherwise disposed of in any way until such Shares are released from the Company's Reacquisition Right in accordance with the provisions of this Agreement. Any distribution or delivery to be made to the Purchaser under this Agreement will, if the Purchaser is then deceased, be made to the Purchaser's designated beneficiary, or if no beneficiary survives the Purchaser, to the administrator or executor of the Purchaser's estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

      6. Escrow of Shares.

            (a) All Shares of Restricted Stock will, upon execution of this Agreement, be delivered and deposited with an escrow holder designated by the Company (the "Escrow Holder"). The Shares of Restricted Stock and stock assignment will be held by the Escrow Holder until such time as the Company's Reacquisition Right expires or the date the Purchaser ceases to be a Service Provider.

            (b) The Escrow Holder will not be liable for any act it may do or omit to do with respect to holding the Unreleased Shares in escrow while acting in good faith and in the exercise of its judgment.

            (c) Upon the Purchaser's termination as a Service Provider for any reason, the Escrow Holder, upon receipt of written notice of such termination, will take all steps necessary to accomplish the transfer of the Unreleased Shares to the Company. The Purchaser hereby appoints the Escrow Holder with full power of substitution, as the Purchaser's true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of the Purchaser to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such Unreleased Shares to the Company upon such termination.

            (d) When a portion of the Shares has been released from the Reacquisition Right, upon request, the Escrow Holder will take all steps necessary to accomplish the transfer of the Unreleased Shares to the Purchaser.

            (e) Subject to the terms hereof, the Purchaser will have all the rights of a shareholder with respect to the Shares while they are held in escrow, including without limitation, the right to vote the Shares and to receive any cash dividends declared thereon.


            (f) In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the Common Stock, the Shares of Restricted Stock will be increased, reduced or otherwise changed, and by virtue of any such change the Purchaser will in his capacity as owner of Unreleased Shares that have been awarded to him be entitled to new or additional or different shares of stock, cash or securities (other than rights or warrants to purchase securities); such new or additional or different shares, cash or securities will thereupon be considered to be Unreleased Shares and will be subject to all of the conditions and restrictions which were applicable to the Unreleased Shares pursuant to this Agreement. If the Purchaser receives rights or warrants with respect to any Unreleased Shares, such rights or warrants may be held or exercised by the Purchaser, provided that until such exercise any such rights or warrants and after such exercise any shares or other securities acquired by the exercise of such rights or warrants will be considered to be Unreleased Shares and will be subject to all of the conditions and restrictions which were applicable to the Unreleased Shares pursuant to this Agreement. The Administrator in its absolute discretion at any time may accelerate the vesting of all or any portion of such new or additional shares of stock, cash or securities, rights or warrants to purchase securities or shares or other securities acquired by the exercise of such rights or warrants.

            (g) The Company may instruct the transfer agent for its Common Stock to place a legend on the certificates representing the Restricted Stock or otherwise note its records as to the restrictions on transfer set forth in this Agreement.

      7. Withholding of Taxes. Notwithstanding any contrary provision of this Agreement, no certificate representing the Shares of Restricted Stock may be released from the escrow established pursuant to Section 6, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by the Purchaser with respect to the payment of income, employment and other taxes which the Company determines must be withheld with respect to such Shares. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit the Purchaser to satisfy such tax withholding obligation, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum amount required to be withheld, or (b) delivering to the Company already vested and owned Shares having a Fair Market Value equal to the amount required to be withheld.

      8. General Provisions.

            (a) This Agreement will be governed by the internal substantive laws, but not the choice of law rules of Colorado. This Agreement, subject to the terms and conditions of the Plan and the Notice of Grant, represents the entire agreement between the parties with respect to the purchase of the Shares by the Purchaser. Subject to Section 16(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this

Agreement, the terms and conditions of the Plan will prevail. Unless otherwise defined herein, the terms defined in the Plan will have the same defined meanings in this Agreement.

            (b) Any notice, demand or request required or permitted to be given by either the Company or the Purchaser pursuant to the terms of this Agreement will be in writing and will be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

                  Any notice to the Escrow Holder will be sent to the Company's address with a copy to the other party hereto.

            (c) The rights of the Company under this Agreement will be transferable to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company's successors and assigns. The rights and obligations of the Purchaser under this Agreement may only be assigned with the prior written consent of the Company.

            (d) Either party's failure to enforce any provision of this Agreement will not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and will not constitute a waiver of either party's right to assert any other legal remedy available to it.

            (e) The Purchaser agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

            (f) Purchaser acknowledges and agrees that the vesting of Shares of Restricted Stock pursuant to Section 4 hereof is earned only by continuing as a Service Provider at the will of the Company (and not through the act of being hired or purchasing Shares hereunder). Purchaser further acknowledges and agrees that this Agreement, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as a Service Provider for the vesting period, for any period, or at all, and will not interfere with the Purchaser's right or the Company's right to terminate the Purchaser's relationship as a Service Provider at any time, with or without cause.

      By Purchaser's signature below, Purchaser represents that he or she is familiar with the terms and provisions of the Plan, and hereby accepts this Agreement subject to all of the terms and provisions thereof. Purchaser has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. Purchaser agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Agreement. Purchaser further agrees to notify the Company upon any change in the residence indicated in the Notice of Grant.

PURCHASER:                              QUOVADX, INC.

______________________________          _______________________________
Signature

______________________________          _______________________________
Print Name

Date:___________, 200[_]               Date:______________, 200[_]